UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 20, 2012
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KENNEDY-WILSON HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-33824	26-0508760
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9701 Wilshire Blvd., Suite 700 Beverly Hills, California 90212
(Address of principal executive offices)(Zip Code)

(310) 887-6400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On November 20, 2012, Kennedy-Wilson Holdings, Inc. (the “Company”) priced a public offering (the “Offering”) of $50.0 million aggregate principal amount of 7.75% Senior Notes due 2042 (the “Notes”). The Notes will be issued by Kennedy-Wilson, Inc., a wholly owned subsidiary of the Company, and will be guaranteed by the Company and certain of its subsidiaries. The Notes will be unsecured and will mature on December 1, 2042. Interest on the Notes will be payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing on March 1, 2013. The Offering is expected to close on November 28, 2012, subject to customary closing conditions. The Company has also granted the underwriters of the Offering a 30-day option to purchase up to $7.5 million aggregate principal amount of additional Notes to cover over-allotments, if any.

The Company will apply to list the Notes on the New York Stock Exchange. If that application is approved, then trading of the Notes is expected to begin on the New York Stock Exchange within 30 days after the Notes are first issued.

The Company estimates that the net proceeds from the sale of the Notes will be approximately $48.1 million (or, if the underwriters fully exercise their over-allotment option, $55.4 million), after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company currently intends to use the net proceeds from the sale of the Notes for general corporate purposes, including future acquisitions and co-investments, and to repay the $35.0 million outstanding balance under the Company's $100.0 million unsecured revolving credit facility.

The Offering is being made pursuant to an effective shelf registration statement filed with the U.S. Securities and Exchange Commission (“SEC”). A preliminary prospectus supplement and accompanying prospectus describing the terms of the offering has been filed with the SEC and is available on its website at www.sec.gov.

In connection with the offering, Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as joint book-running managers. Copies of the preliminary prospectus supplement and, when available, the final prospectus supplement, together with the accompanying prospectus, may be obtained by contacting Morgan Stanley & Co. LLC at Attn: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, (866) 718-1649 or prospectus@morganstanley.com, or by contacting Merrill Lynch, Pierce, Fenner & Smith Incorporated at Attn: Prospectus Department, 222 Broadway, New York, NY 10038, (800) 294-1322 or dg.prospectus_requests@baml.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the security laws of that state or other jurisdiction. The offering may be made only by means of a prospectus supplement and related prospectus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNEDY-WILSON HOLDINGS, INC.

By:	/s/ JUSTIN ENBODY
Justin Enbody
Chief Financial Officer

Date: November 20, 2012